EXHIBIT 99.1

First Choice Bancorp Announces New Appointment to Board of Directors

CERRITOS, California, January 2, 2020 - First Choice Bancorp (NASDAQ: FCBP), the holding company for First Choice Bank (the “Bank” or “First Choice”), has announced the appointment of Lynn McKenzie-Tallerico as Director.

“We are pleased to welcome Lynn to our Board of Directors at this important next stage of First Choice’s growth,” stated Peter Hui, Chairman of the Board. Robert Franko, President and Chief Executive Officer, added, “Lynn is a highly respected and seasoned finance executive with valuable audit and risk management experience. We look forward to working with Lynn and calling upon her expertise and assistance as we continue to grow our Company.”

“I am excited to join the First Choice Bancorp Board,” said Ms. McKenzie-Tallerico. “I look forward to working alongside my fellow Board members and leveraging my experience, training and education to provide meaningful guidance to senior management.”

Ms. McKenzie-Tallerico has over 40 years of experience in the banking industry. She served as National Lead Advisory Partner for Regional and Community Banks for KPMG LLP, helping to coordinate all advisory services to one of KPMG’s largest industry segments, including strategy and financial results. She also led the Internal Audit Risk and Compliance practice for the Pacific Southwest Region and served as lead Advisory Partner for the Phoenix, Arizona office. Prior to joining KPMG in 1996, Ms. McKenzie-Tallerico worked at a major regional bank for 15 years, gaining experience in lending, bank operations, financial operations, risk management and internal controls.

Ms. McKenzie-Tallerico currently serves on the board of CASA Los Angeles where she is a member of the Executive Committee and Chair of the Audit and Risk Committee. CASA Los Angeles is a local non-profit that advocates on behalf of children who have experienced abuse and/or neglect. Ms. McKenzie-Tallerico previously served as a board member of the UCLA Iris Cantor Executive Women’s Health Center.

Ms. McKenzie-Tallerico has a Master of Business Administration degree with a focus on Finance from the University of Texas at Austin, and a Bachelor of Arts degree in Economics from the University of California, Irvine. She is a licensed CPA in the State of California and a member of the American Institute of Certified Public Accounts, or AICPA.

About First Choice Bancorp: First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of, and the registered bank holding company for, First Choice Bank. As of September 30, 2019, First Choice Bancorp had total consolidated assets of $1.66 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small-to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 9 full-service branches and 2 loan production offices, located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

CONTACT

First Choice Bank

Khoi D. Dang, Esq., 562.263.8336

Executive Vice President and General Counsel